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Exhibit 10.6

                      November 4, 2003

CEA Acquisition Corporation
101 East Kennedy Boulevard
Suite 3300
Tampa, Florida 33602

EarlyBirdCapital, Inc.
600 Third Avenue
33rd Floor
New York, New York 10016

    Re:    Initial Public Offering

Gentlemen:

        The undersigned, on behalf of CEA Group, LLC ("CEA Group"), a stockholder of CEA Acquisition Corporation ("SPAC"), in consideration of EarlyBirdCapital, Inc. ("EBC") entering into a letter of intent ("Letter of Intent") to underwrite an initial public offering of the securities of the SPAC ("IPO") and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 9 hereof):

          1.     If the SPAC solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by CEA Group in accordance with the majority of the votes cast by the holders of the IPO Shares.

          2.     In the event that the SPAC fails to consummate a Business Combination within 18 months from the effective date ("Effective Date") of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will vote all Insider Shares owned by CEA Group in favor of the SPAC's decision to liquidate. CEA Group waives any and all rights it may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to its Insider Shares.

          3.     CEA Group will not submit to the SPAC for consideration, or vote for the approval of, any Business Combination which involves a company which is affiliated with any of the Insiders unless the SPAC obtains an opinion from an independent investment banking firm reasonably acceptable to EBC that the business combination is fair to the SPAC's stockholders from a financial perspective.

          4.     Neither CEA Group nor any Affiliate of CEA Group will be entitled to receive and will not accept any compensation for services rendered to the SPAC prior to the consummation of the Business Combination.

          5.     Neither CEA Group nor any Affiliate of CEA Group will be entitled to receive or accept a finder's fee or any other compensation in the event CEA Group or any Affiliate of CEA Group originates a Business Combination.

          6.     CEA Group will escrow its Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the SPAC will enter into with the undersigned and Continental Stock Transfer & Trust Company as escrow agent.

          7.     CEA Group agrees that, during the three year period terminating on September 25, 2006, it will not become involved (whether as owner, manager, operator, creditor, partner, shareholder, joint venturer, member, employee, officer, director, consultant or otherwise) with any Acquisition Fund (as defined in Section 12(v) below) within the United States, unless such Acquisition Fund engages EBC to be the managing underwriter of the initial public offering of the Acquisition Fund's securities.

          CEA Group hereby agrees and acknowledges that (i) EBC would be irreparably injured in the event of a breach by the undersigned of any of its obligations under this paragraph 7, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) EBC shall be entitled to injunctive relief, in addition to any other remedy it may have, in the event of such breach.

          8.     CEA Group has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

          9.     As used herein, (i) a "Business Combination" shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the SPAC; (ii) "Insiders" shall mean all officers, directors and stockholders of the SPAC immediately prior to the IPO; (iii) "Insider Shares" shall mean all of the shares of Common Stock of the SPAC owned by an Insider prior to the IPO; (iv) "IPO Shares" shall mean the shares of Common Stock issued in the SPAC's IPO; and (v)  "Acquisition Fund" shall mean any company formed with the intent to offer securities to the public and use the proceeds to consummate one or more Business Combinations which are unspecified at the time of the securities offering.

CEA GROUP, LLC Print Name of Insider
/s/ J. PATRICK MICHAELS, JR. J. Patrick Michaels, Jr., CEO

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Exhibit 10.6